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                                                                      Exhibit 21

                         Subsidiaries of Internet Law

The following are Internet Law's subsidiaries and jurisdiction of organization:

Entity None                                                                    Jurisdiction
-------------------------------------------------------  ---------------------------------------------------------
National Law Library, Inc.                                                        Texas
GoverNet Affairs, Inc.                                                            Georgia
Brief Reporter, LLC                                                               Virginia
ITIS, Inc.                                                                        Texas
Compass Data Systems, Inc.                                                        Nevada
Venco Compliance, Inc.                                                            Texas
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